UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2024

Camping World Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37908	81-1737145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Marriott Dr. Lincolnshire, IL 60069 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (847) 808-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CWH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2024, the Board of Directors (the “Board”) of Camping World Holdings, Inc. (the “Company”) elected Kathleen S. Lane as a Class II director of the Board, effective immediately. Ms. Lane has also been appointed to the Board’s Audit Committee, effective following the Company’s 2024 Annual Meeting of Stockholders.

Ms. Lane served as the Chief Information Officer at TJX Companies, a multinational off-price department store corporation, from 2008 to 2013. She also served as Chief Information Officer at National Grid, a multi-national electricity and gas provider for commercial and residential applications from 2006 to 2008. She has also had a breadth of experience within the consumer products industry, having started her career at The Proctor & Gamble Company. Ms. Lane then served as Chief Information Officer at Gillette and as director, technology services of Pepsi Cola International. She has served on the Board of Directors of Hanover Insurance Group, Inc., an insurance company, since September 2018. Ms. Lane previously served as a director of Bob Evans Farms, Inc., a publicly traded operator of over 500 restaurants and a producer and distributer of food products, from 2014 to 2018, Armstrong Flooring, Inc., a formerly publicly traded leading global producer of flooring products, from 2016 to 2023, and EarthLink Holdings, LLC, a managed network, security and cloud services provider, from 2013 to 2017. Ms. Lane’s experience in retail industries and as a Chief Information Officer provides the Company’s Board of Directors with valuable expertise in key focus areas and makes Ms. Lane well qualified to serve on the Company’s Board of Directors.

Ms. Lane will be compensated pursuant to the Company’s Non-Employee Director Compensation Policy, which provides for: an annual cash retainer of $100,000 for service on the Board, an annual cash retainer for service on the Audit Committee of $17,500 and an annual award of restricted stock units to be awarded on and that have an aggregate fair value of $150,000 on the date of the 2024 Annual Meeting of Stockholders. In addition, Ms. Lane will receive an initial grant of restricted stock units having an aggregate fair value of $20,524, which is calculated as $150,000 pro-rated to exclude the number of days in the period beginning on the date of the 2023 Annual Meeting of Stockholders through the date of her election from 365 days, rounded down to the nearest whole share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPING WORLD HOLDINGS, INC.

By:	/s/ Lindsey Christen
Name:	Lindsey Christen
Title:	Chief Administrative and Legal Officer

Date: April 1, 2024